Exhibit 32

CERTIFICATION
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (SUBSECTIONS (A) AND (B) OF SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Unit Corporation a Delaware corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company as of September 30, 2008 and December 31, 2007 and for the three and nine month periods ended September 30, 2008 and 2007.

Dated: November 4, 2008

By: /s/ Larry D. Pinkston
Larry D. Pinkston
Chief Executive Officer and
Director

Dated: November 4, 2008

By: /s/ David T. Merrill
David T. Merrill
Chief Financial Officer and
Treasurer

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Unit Corporation and will be retained by Unit Corporation and furnished to the Securities and Exchange Commission or its staff on request.